Exhibit 21

Subsidiaries of the Registrant

Subsidiary Name                                                State or other Jurisdiction of organization
---------------                                                -------------------------------------------
Arrow Engine Company                                           Delaware
Beaumont Bold & Gasket, Inc.                                   Texas
Canadian Gasket & Supply Inc.                                  Ontario, Canada
Commonwealth Disposition, LLC                                  Delaware
Compac Corporation                                             Delaware
Consumer Products, Inc.                                        Wisconsin
Cuyam Corporation                                              Ohio
Di-Rite Company                                                Ohio
Draw-Tite, Inc.                                                Delaware
Draw-Tite (Canada) Ltd.                                        Ontario, Canada
Englass Group Limited                                          United Kingdom
Entegra Fastener Corporation                                   Delaware
Fulton Performance Products, Inc.                              Delaware
Gruppo Tov S.r.l.                                              Italy
Heinrich Stolz GmbH                                            Germany
Hitch 'N Post, Inc.                                            Delaware
Industrial Bolt & Gasket, Inc.                                 Louisiana
James Walker Lamons JV Limited                                 United Kingdom
K.S. Disposition, Inc.                                         Michigan
Keo Cutters, Inc.                                              Michigan
Lake Erie Screw Corporation                                    Ohio
Lamons Metal Gasket Co.                                        Delaware
Louisiana Hose & Rubber Co.                                    Louisiana
MetaldyneLux S.a.r.l.                                          Luxembourg
Monogram Aerospace Fasteners, Inc.                             Delaware
Netcong Investments, Inc.                                      New Jersey
NI Foreign Military Sales Corp.                                Delaware
NI Industries, Inc.                                            Delaware
NI West, Inc.                                                  California
Norris Cylinder Company                                        Delaware
Norris Environmental Services, Inc.                            California
Norris Industries, Inc.                                        California
Plastic Form, Inc.                                             Delaware
Reese Products, Inc.                                           Indiana
Reese Products of Canada Ltd.                                  Ontario, Canada
Reska Spline Products, Inc.                                    Michigan

Richards Micro-Tool, Inc.                                      Delaware
Rieke Corporation                                              Indiana
Rieke of Indiana, Inc.                                         Indiana
Rieke of Mexico, Inc.                                          Delaware
Rieke Leasing Co., Incorporated                                Delaware
Rieke Packaging Systems Iberica, S.L.                          Spain
Rieke Packaging Systems Limited                                United Kingdom
Rola Roof Rack Pty. Ltd.                                       Australia
Roof Rack Industries Pty. Ltd.                                 Australia
Top Emballage S.A.                                             France
TriMas Company LLC                                             Delaware
TriMas Corporation Limited                                     United Kingdom
TriMas Corporation Pty. Ltd.                                   Australia
TriMas Fasteners, Inc.                                         Delaware
TriMas Services Corp.                                          Delaware
TSPC, Inc.                                                     Nevada